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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2005, relating to the consolidated financial statements and financial statement schedule of Magnum Hunter Resources, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in methods of accounting for asset retirement obligations and employee stock based compensation in 2003 as required by Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" and Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an Amendment to FASB Statement No. 123", respectively), appearing in the Magnum Hunter Resources Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 16, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM